UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): August 28, 2026

FIRST KEYSTONE CORPORATION (Exact name of registrant as specified in its Charter)

PENNSYLVANIA	2-88927	23-2249083
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

111 West Front Street, Berwick, Pennsylvania	18603
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (570) 752-3671

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock	FKYS	OTCID

ITEM 8.01    Other Events

On August 28, 2026, First Keystone Corporation (the “Company”) issued notice to holders that the Company will redeem on September 30, 2026 (the “Redemption Date”) all of the Company’s outstanding 4.375% Fixed to Floating Rate Notes due December 31, 2030, having an aggregate principal amount of $25,000,000 (the “Notes”), in accordance with the terms of the Notes. The total redemption price will be 100% of the aggregate principal amount of the Notes, plus interest accrued and unpaid to but excluding the Redemption Date.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST KEYSTONE CORPORATION
(Registrant)

By:	/s/ Jack W. Jones
Jack W. Jones
President and CEO

Date:	August 28, 2026